UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 14, 2009 (April 9, 2009)

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-20199 (Commission File Number)	43-1420563 (I.R.S. Employer Identification No.)
One Express Way St. Louis, MO (Address of Principal Executive Offices)		63121 (Zip Code)
Registrant’s telephone number including area code: (314) 996-0900
No change since last report (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 9, 2009, Express Scripts, Inc., a Delaware corporation (the "Company") entered into a Stock and Interest Purchase Agreement (the "Agreement") with WellPoint, Inc., an Indiana corporation ("WellPoint").  The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, the Company will purchase (the "Acquisition") all of the shares and equity interests of three WellPoint subsidiaries, NextRx, Inc., NextRx Services, Inc., and NextRx, LLC (the "Target Companies"), that provide pharmacy benefits management services (the "PBM Business") in exchange for total consideration of $4,675,000,0000, composed of $3,275,000,000 in cash and $1,400,000,000 in shares of Company common stock (valued based on average closing price over the 60 days preceding the closing of the Acquisition (the "Valuation Period")) (the "Acquisition Consideration"). At the closing of the Acquisition (the "Closing"), the Company and WellPoint will enter into a 10-year contract pursuant to which the Company will provide pharmacy benefits management services to WellPoint and its designated affiliates (the "PBM Agreement").  At the Closing, the Company and WellPoint will also enter into a registration rights agreement with respect to the Company's shares issued as part of the Acquisition Consideration and certain ancillary agreements.  The Company has in place fully-committed debt financing  in an amount sufficient to consummate the Acquisition.

            The Acquisition Consideration will be subject to adjustment, in amount, to reflect the Target Companies' closing working capital and, in form, to the extent the Company exercises its right to replace all or any portion of the Company common stock consideration with cash.

Consummation of the Acquisition is subject to certain conditions, including, among others, (i) absence of certain legal impediments to the consummation of the Acquisition, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and WellPoint, respectively, (iv) subject to certain materiality qualifiers, compliance by the Company and WellPoint with their respective obligations under the Agreement and (v) at or prior to the Closing, both the Company and WellPoint, having executed the PBM Agreement, the registration rights agreement and the ancillary agreements.

            In addition, the Company's obligation to consummate the Acquisition is subject to certain other conditions, including (i) the receipt of all necessary governmental approvals, except for those which would not be material to the Target Companies (taken as a whole) and the receipt of certain state insurance law approvals, if required, (ii) the financial condition of the Target Companies presented in the 2008 audited combined financial statements of the Target Companies to be delivered to the Company pursuant to the Agreement not being materially worse, in the aggregate, than the financial condition of the Target Companies presented in the unaudited combined financial statements of the Target Companies provided to the Company prior to the execution of the Agreement and (iii) the completion of certain transition and integration projects to the Company's reasonable satisfaction (this condition will be deemed to be satisfied from and after December 31, 2009).

            WellPoint's obligation to consummate the Acquisition is subject to certain other conditions, including the receipt of all necessary governmental consents and approvals, except for those which, if not obtained, would not materially and adversely affect, or result in a material penalty to, WellPoint's non-PBM business, in each case, without the imposition of a burdensome term or condition on WellPoint’s post-Closing operations.

Under the terms of the Agreement, each party has agreed to use its reasonable best efforts to obtain the necessary governmental approvals for consummation of the Acquisition. In addition, WellPoint has committed to take all actions necessary to obtain certain state insurance law approvals.  In addition, the Company has agreed, if the relevant antitrust authorities request or impose it, to divest, hold separate or take similar actions limiting its freedom to operate the assets of the Target Companies (each a "Divestiture"), if any such action is conditioned upon the Closing. However, the Company will not be obligated to agree to (i) any Divestiture of any of the Company's assets (other than the Target Companies), (ii) any Divestiture which would materially and adversely affect the Target Companies (taken as a whole) or materially impair the benefits to the Company of the transactions contemplated by the Agreement or (iii) any action in connection with the receipt of state insurance law approvals, if required which could adversely affect the Company or its subsidiaries.

Each of the Company and WellPoint has made customary representations and warranties in the Agreement.

            In addition to the parties' commitments regarding governmental approvals, the Agreement also contains additional covenants and agreements of each of the Company and WellPoint.  WellPoint has agreed to, among other things, (i) conduct the PBM Business in the ordinary course of business consistent with past practice and (ii) to deliver to the Company as soon as practicable following signing, but in no event later than May 7, 2009, certain audited combined financial statements of the Target Companies. In addition, during the period between the date of the Agreement and the Closing, WellPoint has agreed not to sell, acquire or engage in hedging transactions in Company securities. WellPoint has also agreed to cooperate with the Company in the Company's obtaining the financing contemplated under the Company's financing commitments. The Company has also agreed to various covenants and agreements, including, among other things, maintenance of certain salary level and benefits arrangements for individuals employed by the PBM Business following the Closing for a period of 12 months, and refraining from acquiring or engaging in hedging transactions in Company securities during the Valuation Period.

            The Agreement contains customary indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters.

The Agreement contains specified termination rights for the parties.  The Agreement may be terminated at any time prior to the Closing by each party, if: (i) any law or order issued by any court or governmental entity prohibiting the Acquisition becomes final and nonappealable, (ii) the Acquisition fails to close by January 9, 2010 (the “End Date”), subject to a regulatory extension until April 9, 2010 or (iii) the other party has breached any representation, warranty or covenant, such that the conditions relating to the accuracy of the other party's representations and warranties or performance of covenants would fail to be satisfied and such breach is incapable of being cured or is not cured within 30 days notice of such breach.

            The Agreement further provides that in the event the Agreement is terminated by either party (i) at the End Date due to the failure to receive a required approval under U.S. antitrust laws or (ii) at any time due to the issuance of a final, nonappealable governmental law or order prohibiting the Acquisition pursuant to the U.S. antitrust laws, and all other conditions are satisfied at the time of such termination, then the Company will pay WellPoint a termination fee of $50 million as WellPoint’s sole and exclusive remedy (absent the Company's willful and material breach) in connection with the failure of the Acquisition to be consummated.  However, WellPoint will not be entitled to the termination fee if either WellPoint's refusal to agree to a burdensome term or condition or WellPoint's breach of its covenants relating to efforts to obtain governmental approvals was a material cause of the failure of the Acquisition to be consummated.

            The foregoing description of the Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

            The Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, WellPoint, or their respective subsidiaries and affiliates.  The representations and warranties in the Agreement are the product of negotiations among the Company and WellPoint and are for the sole benefit of the Company and WellPoint, in accordance with and subject to the terms of the Agreement, and are not necessarily intended as characterizations of actual facts or circumstances as of the date of the Agreement or as of any other date.  In addition, the representations and warranties in the Agreement may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and WellPoint.

Item 9.01. Financial Statements and Exhibits.

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS, INC
(Registrant)
By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Executive Vice President &
General Counsel

Dated:  April 14, 2009

Exhibit Index

Exhibit No.	Exhibit

2.1	Stock and Interest Purchase Agreement among Express Scripts, Inc. and WellPoint, Inc., dated April 9, 2009.